EXHIBIT 99.1

Duke Energy Ohio

Electric Security Plan (ESP) Filing

Background

•                  Ohio Senate Bill No. 221 (SB221) requires electric distribution utility companies to provide a standard service offer through either an Electric Security Plan (ESP) or a Market Rate Offer (MRO)

•                  Duke Energy Ohio’s current ESP expires at the end of 2011

•                  On November 15, 2010, Duke Energy Ohio filed with the Public Utilities Commission of Ohio (PUCO) for approval of a MRO

•                  PUCO issued its final order denying Duke Energy Ohio’s MRO application on May 4, 2011

Duke Energy Ohio’s Proposed ESP

•                  On June 20, 2011, Duke Energy Ohio filed with the PUCO an application for an ESP with a term of nine years, five months

•                  Term from January 1, 2012 to May 31, 2021

•                  Ultimately aligns terms with PJM’s planning years

•                  Primary Objectives of Proposed ESP

•                  Provides customers reasonable and stable pricing for an extended period

•                  Allows Duke Energy Ohio better opportunities for financial stability

•                  Supports a competitive market in Ohio

•                  Primary Components of Generation Pricing (Summarized in Table 1)

•                  Bifurcates the capacity and energy components of electricity pricing

•                  Retail Capacity Rider                                                             (unavoidable charge)

•                  Based upon the embedded cost of capacity of the Legacy Generating Assets(1) including costs to acquire additional capacity to meet reserve requirements

•                  Proposed Return on Equity of 10.75%

•                  As of December 31, 2010, the Legacy Generating Assets had Production Rate Base of approximately $1.7 billion

•                  Rider will be adjusted annually

•                  Profit Sharing Mechanism                                                                  (unavoidable benefit to customers)

•                  Duke Energy Ohio’s Legacy Generating Assets will dispatch into the wholesale markets, when economical

•                  Net profits from the sale of energy and ancillary services by the Legacy Generating Assets will be shared between customers, Duke Energy Ohio and an economic development fund

•                  Duke Energy will allocate

•                  76 percent to customers in its service territory;

•                  19 percent to be retained by Duke Energy Ohio; and

•                  5 percent to fund economic development initiatives

•                  Helps to offset customer rate volatility resulting from changes in energy prices

•                  Rider will be adjusted quarterly

(1) — Consists of Duke Energy Ohio’s ownership in six primarily coal-fired generating stations with an installed capacity of 3,953 MW.

•                  Retail Energy Rider                                                                             (avoidable charge)

•                  100% of energy needed to serve native load customers will be procured through a competitive auction bidding process (see below for more details)

•                  Pricing under this rider will be established through this competitive auction bidding process

•                  Rider will be adjusted after the conclusion of each competitive auction

•                  Competitive Auction Bidding Process

•                  Auction products with terms of 12 months, 24 months and 36 months (after first auction)

•                  Descending-price clock auction format

•                  Each tranche represents 1% of the hourly, load-following full-requirements of Duke Energy Ohio’s standard service offer load

•                  To be administered by an independent third-party

•                  Auctions will be staggered to achieve price-smoothing benefits for customers

•                  Single auction to establish pricing for 2012

•                  Two auctions (June, October) to set pricing for each subsequent year

•                  Aligns with PJM capacity auctions

•                  80 percent load cap for any single supplier

•                  Legacy Generating Asset Transfer

•                  If the PUCO approves the ESP as proposed, and the plan persists for its entire term, Duke Energy Ohio will not seek to transfer the “Legacy Generating Assets” during the term of the ESP

•                  Procedural Schedule

•                  Duke Energy Ohio has requested a Technical Conference to describe the proposed ESP filing in greater detail to interested parties

•                  By statute, PUCO is to issue an order on a proposed ESP within 275 days of filing

Table 1 — New Riders Under Proposed ESP

Rider Name	Description	Avoidable?

Rider RC	Retail Capacity	No

Rider PSM	Profit Sharing Mechanism	No

Rider RE	Retail Energy	Yes

Rider AER-R	Alternative Energy Recovery Rider	Yes

Rider RECON	Reconciliation Rider for over-/under-recovery of eliminated ESP-era riders (six-month duration)	Yes
Rider UE-GEN	Uncollectible Expense Rider for Generation	No

Rider DR	Distribution Reliability	No

Note — the existing generation-related ESP riders will terminate effective with the implementation of these new riders